[Letterhead of PricewaterhouseCoopers LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

April 17, 2000


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 of our report dated April 17, 2000, relating to the statutory basis financial statements of London Pacific Life & Annuity Company and our report dated April 17, 2000, relating to the financial statements of LPLA Separate Account One, both of which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

                                  /s/PricewaterhouseCoopers LLP